Exhibit 99.1

OHIO FUNDING GROUP, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 and 2004

OHIO FUNDING GROUP, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2006, 2005 and 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors and shareholders of

    Ohio Funding Group, Inc.

We have audited the accompanying balance sheets of Ohio Funding Group, Inc. as of December 31, 2006, 2005 and 2004 and the related statements of operations, changes in shareholder’s equity and cash flows for the years ended December 31, 2006, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ohio Funding Group, Inc. as of December 31, 2006, 2005 and 2004 and the results of its operations and its cash flows for the years ended December 31, 2006, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

April 11, 2007

OHIO FUNDING GROUP, INC.

BALANCE SHEETS

DECEMBER 31,

	2006	2005	2004
ASSETS:
Cash	$1,919	$38,034	$22,538
Dealer-partner receivables, net	121,043	52,584	198,834
Contracts receivable, net	227,195	173,352	—

TOTAL ASSETS	$350,157	$263,970	$221,372

LIABILITIES & SHAREHOLDERS’ EQUITY:
Liabilities:
Accounts payable	$54,563	$2,968	$6,009
Interest payable	18,504	12,564	—
Loan and notes payable	84,467	91,301	144,506

Total Liabilities	157,534	106,833	150,515

Shareholders’ Equity
Common stock; $1 par value; 50,000 shares authorized; 1,000 shares issued and outstanding December 31, 2006. December 31, 2005 and December 31, 2004	1,000	1,000	1,000
Retained earnings	191,623	156,138	69,857

Total Shareholders’ Equity	192,623	157,138	70,857

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$350,157	$263,971	$221,372

See notes to consolidated financial statements

OHIO FUNDING GROUP, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31 2006	For the Year Ended December 31 2005	For the Year Ended December 31 2004
REVENUES	$102,879	$106,191	$70,456
GENERAL AND ADMINISTRATIVE EXPENSE	67,393	19,910	598

NET INCOME	$35,485	$86,281	$69,857

EARNINGS PER SHARE:
Weighted Common Shares Outstanding - Basic and Diluted	1,000	1,000	1,000

Net Income Per Common Share - Basic and Diluted	$35.49	$86.28	$69.86

See notes to consolidated financial statements

OHIO FUNDING GROUP, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock		Additional	Retained
	Shares	Amount	Paid In Capital	Earnings	Total
Balance at December 31, 2003	—	$—	$—	$—	$—
Original issuance of shares	1,000	1,000	—	—	1,000
Net income	—	—	—	69,857	69,857

Balance at December 31, 2004	1,000	$1,000	$—	$69,857	70,857
Net income	—	—	—	86,281	86,281

Balance at December 31, 2005	1,000	$1,000	$—	$156,138	$157,138
Net income	—	—	—	35,485	35,485

Balance at December 31, 2006	1,000	$1,000	$—	$191,623	$192,623

See notes to consolidated financial statements

OHIO FUNDING GROUP, INC.

STATEMENTS OF CASH FLOWS

	For the Twelve Months Ended December 31,
	2006	2005	2004
Cash flows from operating activities:
Net income	$35,485	$86,281	$69,857
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Changes in operating assets and liabilities:
Dealer-partner receivables, net	(68,459)	146,250	(198,834)
Contracts receivable	(53,844)	(173,352)	—
Accounts payable	51,607	(3,051)	6,009
Current liabilities	5,931	12,573	—
Long term liabilities	(6,835)	(53,205)	144,506
Interest payable	—	—	—

Net cash provided by (used in) operating activities	(36,115)	15,496	21,538

Cash flows from financing activities:
Sale of common stock	—	—	1,000

Net cash provided by financing activities	—	—	1,000

Net increase (decrease) in cash	(36,115)	15,496	22,538
Cash at beginning of period	38,034	22,538	—

Cash at end of period	$1,919	$38,034	$22,538

See notes to consolidated financial statements

OHIO FUNDING GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF ORGANIZATION

Ohio Funding Group, Inc. (the “Company”) was established as an S Corporation in 2002. Their corporate office is currently located in Madison Heights, Michigan. The Company funds retail installment contracts (referred to as “Consumer Loans”) originated by automobile dealerships that are under common control with Horvath Holdings, LLC, a related party. See “Note 3—Investment.” The Company provides those dealers with a recourse cash payment (referred to as an “advance”) against anticipated future collections on Consumer Loans. The Company refers to dealers who participate in its program as “dealer-partners”. Currently, the Company has one dealer-partner.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The Company recognizes revenues in accordance with the guidance in the Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) 104. Revenue is recognized when persuasive evidence of an arrangement exists, as services are provided and when collection of the fixed or determinable selling price is reasonably assured. The Company derives its revenues from finance charges and administration fees earned as a result of funding consumer loans assigned to the Company by dealer-partners.

The Company recognizes finance charge income in a manner consistent with the provisions of the American Institute of Certified Public Accountant’s Statement of Position (SOP) 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer.” SOP 03-3 requires the Company to recognize finance charges under the interest method such that revenue is recognized on a level yield basis based upon forecasted cash flows. As the forecasted cash flows change, the Company would prospectively adjust the yield upwards for positive changes but would recognize impairment for negative changes in the current period.

A dealer-partner is required to execute a dealer agreement, which defines the legal relationship between the Company and the dealer-partner. The agreement assigns the responsibilities for administering the amounts due on Consumer Loans to the Company while the dealer-partner is responsible to service and collect the Consumer Loan. The agreement provides that collections received by the dealer-partner are remitted to the Company and are applied as follows:

•	First, 70% to reimburse the Company for cash advances, and 30% to the dealer-partner as payment for amounts contractually due under the servicing agreement.

•	Second, to reduce the aggregate advance balance and to pay any other amounts due from the dealer-partner to the Company; and

Under the typical servicing agreement, a dealer-partner represents that it will only submit Consumer Loans to the Company which satisfy criteria established by the Company, meet certain conditions with respect to the binding nature and the status of the security interest in the purchased vehicle, and comply with applicable state, federal and foreign laws and regulations.

Use of Estimates

In preparing financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reported period. Actual results may differ from these estimates.

Cash and Cash Equivalents

For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Contracts and Dealer-Partner Receivables

Contracts receivable consist of loans made in accordance with dealer-partner agreements and have a third party customer remitting payment toward the balance due.

Dealer-partner receivables consist of loans that typically do not currently have a third party customer remitting payment. The payments are remitted to the Company by the dealer, in accordance with their dealer-partner agreement. Since the amounts are advanced to the dealer-partner under their respective agreements, these accounts receivable balances are still considered collectible as the Company has the ability to collect payments from other existing loans on behalf of these dealer-partners. An allowance is recorded only when it is determined that the dealer-partner has diminished ability to repay such loans.

The Company recognizes interest income on accounts receivable in default, and records an appropriate allowance for loan loss on the resulting interest receivable.

As of December 31, 2006, an allowance of $21,029 was made against the accounts and contracts receivable balances. All amounts were considered collectible for the years ended December 31, 2005 and 2004, therefore no such allowance was recorded.

Fair Value of Financial Instruments

We define the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of accounts receivable, accounts payable and other debt approximates fair value because of the short maturity of those instruments. The estimated fair value of our other obligations is estimated based on the current rates offered to us for similar maturities. Based on prevailing interest rates and the short-term maturity of all of our indebtedness, management believes that the fair value of our obligations approximates book value at December 31, 2006, 2005 and 2004.

Long-Lived Assets

The Company accounts for the impairment of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets”. Impairment is the condition that exists when the carrying amount of a long-lived asset (asset group) exceeds its fair value. An impairment loss is recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment is based on the carrying amount of the asset (asset group) at the date it is tested for recoverability, whether in use or under development. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value.

Stock-Based Compensation

The Company accounts for stock based compensation in accordance with the provisions of SFAS 123(R) “Share Based Payment”, which is a revision of SFAS 123 “Accounting for Stock-Based Compensation”. This statement eliminates the option of using the intrinsic value method of accounting for employee stock options (historically adopted by the Company), which would generally result in no compensation cost. The provisions of SFAS 123R require the recognition of employee services received in exchange for awards of equity instruments based on the grant-date fair value of the awards as determined by the option pricing models. The calculated compensation cost is recognized over the period that the employees are required to provide services per the conditions of the aware. SFAS 123R is effective for the Company on January 1, 2006.

Prior to January 1, 2006, the Company accounted for stock options issued to employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock Based Compensation - Transition and Disclosure,” which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied.

The Company accounts for stock options issued to non-employees for goods or services in accordance with SFAS 123.

There were no such options issued as of December 31, 2006, 2005 and 2004.

Income Taxes

Federal and state income tax regulations do not require an S Corporation to pay income taxes. Rather each shareholder’s allocable share of the Company’s profit or loss is reported in each member’s individual income tax return. Accordingly, no provision or liability for income taxes is reflected in the accompanying financial statements.

Earnings Per Common Share

Basic net income per common share (Basic EPS) excludes dilution and is computed by dividing net income available to common stockholder by the weighted average number of common shares outstanding for the period. Diluted net income per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company. For 2006, 2005 and 2004, diluted earnings per share is the same as basic earnings per share. At December 31, 2006, 2005 and 2004, there were no shares issued that would have been considered to be securities that would dilute future earnings per share.

Concentrations

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2006, 2005 or 2004.

The Company generated all revenues from less than four dealer-partners for the year ended December 31, 2006. For the years ended December 31, 2005 and 2004, revenue was derived from only one dealer-partner.

New accounting pronouncements

Accounting changes and error corrections

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections” (SFAS 154), which replaces Accounting Principles Board (APB) Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28.” SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2006. The Company will adopt SFAS 154 in the first quarter of fiscal year 2007 and does not expect it to have a material impact on its consolidated results of operations and financial condition.

Fair value measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. The Company is unable at this time to determine the effect that its adoption of SFAS 157 will have on its consolidated results of operations and financial condition.

Accounting for uncertainty in income taxes

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The cumulative effects, if any, of applying FIN 48 will be recorded as an adjustment to retained earnings as of the beginning of the period of adoption. FIN 48 is effective for fiscal years beginning after December 15, 2006, and the Company is required to adopt it in the first quarter of fiscal year 2008. The Company is currently evaluating the effect that the adoption of FIN 48 will have on its consolidated results of operations and financial condition and is not currently in a position to determine such effects, if any.

Taxes collected from customer and remitted to governmental authorities

In June 2006, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06-3 (EITF 06-3), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF 06-3 applies to any tax assessed by a governmental authority that is directly imposed on a revenue producing transaction between a seller and a customer. EITF 06-3 allows companies to present taxes either gross within revenue and expense or net. If taxes subject to this issue are significant, a company is required to disclose its accounting policy for presenting taxes and the amount of such taxes that are recognized on a gross basis. The Company currently presents such taxes net. EITF 06-3 is required to be adopted during the first quarter of fiscal year 2008. These taxes are currently not material to the Company’s consolidated financial statements.

Accounting for rental costs incurred during a construction period

In September 2006, the FASB issued FASB Staff Position No. FAS 13-1 (As Amended), “Accounting for Rental Costs Incurred during a Construction Period” (FAS 13-1). This position requires a company to recognize as rental expense the rental costs associated with a ground or building operating lease during a construction period, except for costs associated with projects accounted for under SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects.” FAS 13-1 is effective for reporting periods beginning after December 15, 2005 and was adopted by the Company in the first quarter of fiscal year 2007. The Company’s adoption of FAS 13-1 will not materially affect its consolidated results of operations and financial position.

Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company’s balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006, and will be adopted by the Company in the first quarter of fiscal year 2007. The Company does not expect the adoption of SAB 108 to have a material impact on its consolidated results of operations and financial condition

FSP FAS 123(R)-5

FSP FAS 123(R)-5 was issued on October 10, 2006. The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.

The Company does not expect the adoption of FSP FAS 123(R)-5 to have a material impact on its consolidated results of operations and financial condition.

NOTE 3 - INVESTMENT

On May 16, 2006, the Company’s parent Horvath Holdings, LLC (Horvath), a Michigan limited liability company entered into several agreements with Aventura Holdings, Inc. a Florida publicly traded corporation (Aventura). These agreements included a Securities Purchase Agreement (SPA), a Class A Common Stock Purchase Warrant (Warrant), a Registration Rights Agreement and a Lock-Up Agreement (the “Transaction”). The parties to the SPA include the Company, Horvath and Aventura. Pursuant to the terms of the SPA, in exchange for contributing thirty percent (30%) of the equity of Ohio Funding with an agreed value of one hundred thousand dollars ($100,000), Horvath received two hundred million (200,000,000) shares of common stock of Aventura. As a part of the Transaction, Aventura issued to Horvath a Warrant exercisable for one (1) year. The Warrant enabled Horvath to contribute, at any time during the exercise period, at a fixed price per share of $.0005, equity interests in its subsidiaries in exchange for the greater of: (a) 2,528,443,528 shares of the common stock of Aventura, or (b) that number of shares of common stock of Aventura as shall be required for Horvath to obtain, when combined with other shares of common stock of Aventura then cumulatively held by Horvath, at least fifty-one percent (51%) of the total fully-diluted shares of common stock outstanding of Aventura on the date the Warrant is fully exercised.

On October 1, 2006, pursuant to a partial exercise of the Warrant by Horvath, Aventura acquired an additional 30% of the equity of Ohio Funding with an agreed value of $100,000 in exchange for the issuance of 200,000,000 shares of Aventura’s common stock. Following this transaction, a Replacement Class A Common Stock Purchase Warrant No. 1 was issued to Horvath (“Replacement Warrant”). The holder of the Replacement Warrant has indicated an intention to fully exercise the Replacement Warrant prior to the end of its exercise period.

Pursuant to the initial transaction and subsequent partial exercise of the Warrant, sixty percent (60%) of the Company’s outstanding common stock is owned by Aventura and forty percent (40%) by Horvath. Accordingly, the Company, Aventura and Horvath are related parties.